Exhibit 10.2

LEGG MASON, INC.

STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

STOCK OPTION AGREEMENT

FOR

[NAME]

(                         Shares)

THIS STOCK OPTION AGREEMENT is made as of                         , between LEGG MASON, INC., (a corporation organized under the laws of the State of Maryland (the “Company”), and                         , a member of the Company’s Board of Directors (the “Director”). The option represented hereby is granted pursuant to the Legg Mason, Inc. Stock Option Plan For Non-Employee Directors, as amended (the “Plan”). The date of grant of the option shall for all purposes be                         .

This option is subject in all respects to the applicable provisions of the Plan, a complete copy of which has been furnished to the Director and receipt of which is acknowledged. Those provisions are incorporated herein by reference and made a part hereof.

In addition to the terms, conditions and restrictions set forth in the Plan, all terms, conditions and restrictions set forth in this Agreement, including the following, are applicable to the option granted as evidenced hereby:

1.            GRANT OF OPTION

This option agreement evidences the grant by the Company to the Director of the right and option to purchase all or any part of an aggregate of                          shares of the Company’s common stock, par value $.10 per share, at a price of $                         per share.

2.            WHEN EXERCISABLE

The option is fully exercisable from and after                          until its expiration at the close of business on                         , subject, however, to earlier expiration in the event the Director ceases to serve as a director of the Company.

3.            HOW EXERCISABLE

                (a)    Subject to the terms and conditions set forth in this Agreement and in the Plan, the option shall be exercised by written notice to the Company. Each such notice shall:

(1)    state the election to exercise the stock option and the number of shares in respect of which it is being exercised;

(2)    be signed by the Director, or in the event of the Director’s death, by the party entitled to exercise the option, accompanied by the appropriate evidence of the right of such person or persons to exercise such option;

(3)    be accompanied by payment in full in (i) cash, check, bank draft or money order in the amount of the option price payable to the order of the Company or (ii) certificates for shares of the Company’s Common Stock (together with duly executed stock powers) or other written authorization as may be required by the Company to transfer shares of such Common Stock to the Company, with an aggregate value equal to the option price of the Shares being acquired or (iii) a combination of the foregoing. Unless otherwise determined by the Company’s Board of Directors subsequent to the date of this Agreement, the value of any shares of the Company’s Common Stock delivered in full or partial payment of the option price shall be determined on the basis of the mean between the high and low prices per share on the New York Stock Exchange on the date preceding the date of delivery of the shares (or the next preceding date on which trading occurred if there was no trading on such preceding date).

                (b)        Any notice to be given to the Company (including notice of exercise of all or part of a stock option) shall be in writing and either hand delivered or mailed to the Company’s Stock Option Plan Administrator at 100 Light Street, Baltimore, Maryland 21202.

                (c)        For the purposes of the Plan, the date of exercise shall be the date on which notice and any required payment shall have been delivered to the Company.

4.            TERMINATION OF SERVICE AS A DIRECTOR

                (a)        In the event the Director ceases to serve as a director of the Company for any reason other than death, the option will terminate upon the earlier of (i) the expiration of the term of the option, or (ii) the close of business on the first anniversary of the date of termination of service as a director.

                (b)        In the event the Director ceases to serve as a director of the Company by reason of death before the expiration of the term of the option, the option shall terminate upon the earlier of (i) the expiration of the term of the option, or (ii) the close of business on the second anniversary of the date of death.

5.            TRANSFERABILITY

The option represented by this Agreement shall not be transferable otherwise than by will or the laws of descent and distribution. Any attempt by the optionee to transfer, assign, pledge, hypothecate or otherwise dispose of, or any attempt to subject to execution, attachment or similar process, any part of this option contrary to the provisions of this Agreement shall be void and ineffectual, shall give no right to the purported transferee, and shall result in the forfeiture of this option.

6.            PARTIES BOUND BY AGREEMENT

Each determination, interpretation, or other action made or taken pursuant to the provisions of this Agreement and the Plan by the Board of Directors shall be final and binding and conclusive for all purposes.

7.            GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

LEGG MASON, INC.

By:

Robert F. Price

Senior Vice President and Secretary

ACCEPTED AND AGREED:

[NAME]